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                                                                     EXHIBIT 2.3

                               THE PANTRY, INC.
                              1801 Douglas Drive
                             Post Office Box 1410
                         Sanford, North Carolina 27330
                                 919-774-6700



                                October 7, 1999



VIA TELECOPY  (770-718-3053)
----------------------------

Mr. Michael F. Mansfield
Kangaroo, Inc.
1175 Airport Parkway, S.W.
Gainesville, Georgia 30501

     Re: Stock Purchase Agreement Between Michael F. Mansfield and The Pantry, Inc.
          Dated as of September 24, 1999

Dear Mike:

     This will confirm our agreement yesterday that The Pantry's due diligence deadline is extended from October 7, 1999 to October 14, 1999 and that the Stock Purchase Agreement is hereby amended to substitute "October 14, 1999" for "October 7, 1999" in Sections 4.1(e), 7.5, and 9.10.

     Please acknowledge this amendment by signing and returning to us the enclosed copy of this letter.

                                   Very truly yours,

                                   THE PANTRY, INC.



                                   By:  /s/ Pete Sodini
                                      --------------------
                                            Pete Sodini

Acknowledged and agreed to,
this 7th day of October, 1999.


By:  /s/ Michael F. Mansfield
   --------------------------
     Michael F. Mansfield